UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 26, 2007

Commission File Number 000-03718

PARK CITY GROUP, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	37-1454128
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3160 Pinebrook Road; Park City, Utah 84098

(Address of principal executive offices)

(435) 645-2000

(Registrant’s telephone number)

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement.

On June 8 and 22, 2007, Park City Group, Inc. (the “Registrant”) completed the sale of 584,000 shares of its Series A Convertible Preferred Stock (“Preferred Stock”) to certain institutional and other accredited investors (the “Investors”)(see Item 3.02). In connection with its sale of Preferred Stock, the Registrant entered into a Stock Purchase Agreement and Common Stock Purchase Warrant Agreement with each of the Investors. Each of the investors was also issued common stock purchase warrants (the “Warrants”) in the Preferred Stock transaction (“Preferred Stock Transaction”). The Registrant has filed a Certificate of Designation with the Office of the Secretary of State of Nevada which sets forth the terms, conditions and preferences of the Preferred Stock issued in the Preferred Stock Transaction.

The Stock Purchase Agreements and related agreements and documents (“Transaction Documents”) are attached to this Form 8-K as exhibits. Set forth below is a summary of some of the terms of the Preferred Stock Transaction, which summary is qualified by the specific terms of the Transaction Documents.

General Terms Preferred Stock Transaction

The Stock Purchase Agreement provides for a private placement of up to 350,000 shares of Registrant’s Preferred Stock. Pursuant to the First Amendment to Confidential Private Placement Memorandum (the “Amendment”)the Registrant, its board of directors and Taglich Brothers, Inc. (the “Placement Agent”), increased the amount of shares issued to 584,000 shares of Series A Convertible Preferred Stock. A total of 584,000 shares of Preferred Stock were issued for $5,840,000 in cash or $10.00 a share.

The shares are convertible to common stock at a conversion price of $3.00 per share and subject to the terms and conditions setforth in the Purchase Agreement. If all Preferred Stock are converted into common stock at the initial conversion price, of which there can be no assurance, approximately 1,946,667 shares of common stock will be issued in such conversion.

Dividends

Holders of the Preferred Stock are entitled to cumulative preferential dividends payable quarterly, on April 1, July 1, October 1 and January 2 of each year, at the rate of 5.0% per annum, with the first dividend payable, on a pro rata basis, after the first full quarterly period following the Final Closing Date. Dividends can be paid in cash or Preferred Stock at the option of the Company.

Warrants

Each purchaser of Preferred Stock have been issued warrants to acquire shares of Registrant’s common stock. At each closing and for no additional consideration, the Company issued to investors, warrants (the “Investor Warrants”) to purchase 1,000 shares of Common Stock for every $14,000 in Original Issue Price of Preferred Stock issued at that closing. Therefore, Investor’s will receive warrants to purchase 417,143 shares of common stock for no additional consideration. The Investor Warrants will have a four (4) -year term and will be exercisable at four dollars ($4.00) per share.

Price Adjustments

Pursuant to the Transaction Documents, the exercise prices of the warrants and the conversion rate and price of the shares of Preferred Stock, are subject to adjustment upon the occurrence of certain specified events.

Voting Rights

The holders of the Preferred Stock are entitled to vote, on all matters in which holders of Common Stock are entitled to vote, voting together with the Common Stock as a single class. The holders of the Preferred Stock have the number of votes that they would have assuming conversion of the Preferred Stock into Common Stock as of the record date for the meeting of the Company’s shareholders, with fractional shares being disregarded.

Registration Rights

As part of the Preferred Stock transaction, the Registrant has agreed to prepare and file a Registration Statement (the “Registration Statement”) with the Securities Exchange Commission on the appropriate form under the Act, to register the initial issuance or resale the shares of Common Stock issuable upon conversion of the Preferred Stock and upon the exercise of the Placement Agent Warrants.

Placement Agent Fees & Other Compensation

At the closing of the Preferred Stock Transaction, the Placement Agent received a success fee of 8% of the gross proceeds from the sale of the Shares to individuals introduced by the Placement Agent and 4% of gross proceeds from all other participants. The Placement Agent will receive Warrants to purchase an amount of Common Stock equal to 10% of the shares sold in this offering. Agent fees paid to Placement Agent associated with the Preferred Stock Transaction totaled $455,200 in cash and a warrant to purchase 194,667 shares of common stock. The remaining proceeds to the company were approximately $5,347,000 net of fees and expenses.

Other Fees & Expenses

At the closing of the Preferred Stock Transaction, the Registrant reimbursed the Placement Agent $35,000 for due diligence and legal expenses.

Use of Proceeds

The Registrant plans to use the net proceeds, after fees and expenses, for key strategic initiatives, enhance its Information Technology infrastructure, to provide working capital and fund other general corporate purposes.

Participation Rights

Pursuant to the Stock Purchase Agreement, the Holders were granted certain rights to participate in subsequent financings by Registrant.

Redemption Rights

The Company can redeem all of the outstanding shares of Preferred Stock at any time (i) commencing six (6) months after the Final Closing Date at a redemption price equal to twelve dollars ($12.00) per share, (ii) commencing eighteen (18) months after the Final Closing Date at a redemption price equal to eleven dollars ($11.00) per share, and (iii) commencing thirty (30) months after the Final Closing Date at a redemption price equal to ten dollars ($10.00) per share, in each case upon thirty (30) days’ notice and plus accrued and unpaid dividends to the date of redemption (as appropriate, the “Redemption Price”).

Item 3.02 Unregistered Sales of Equity Securities

Investor Table

Effective June 20, 2007, Registrant completed the sale of 584,000 shares of its Series A Convertible Preferred Stock. In accordance with the provisions of the Preferred Stock Transaction, the Registrant will prepare and file a Registration Statement with the Securities Exchange Commission on the appropriate form under the Act. A table of institutional and other accredited investors is attached hereto as Exhibit 10.1.

All shares of Preferred Stock were issued in non-registered transactions pursuant to the exemption from registration provided by Sections 4(2) of the 1933 Securities Act, as amended, (“Securities Act”), and/or Rule 506 of Regulation D promulgated under the Securities Act.

The description of the foregoing transactions as described hereinabove is qualified in its entirety by the Stock Purchase Agreement, the Placement Agent Agreement, and the Form of Warrant that are attached as exhibits to this Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

4.1	Certificate of Designation of the Series A Convertible Preferred Stock
4.2	First Amendment to Confidential Private Placement Memorandum dated June 22, 2007
10.1	Stock Purchase Agreement, dated May 31, 2007
10.2	Stock Purchase Agreement – Exhibit A Warrants
10.3	Placement Agent Agreement, dated May 31, 2007
10.4	Placement Agent Warrant, June 22, 2007
20.1	Press Release – Park City Group Completes $5.8 Million Private Placement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 26, 2007	PARK CITY GROUP, INC.

By: /s/ William Dunlavy
CFO